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                                                                      EXHIBIT 21

                         McDERMOTT INTERNATIONAL, INC.
                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
                        FISCAL YEAR ENDED MARCH 31, 1996



                                                                              ORGANIZED           PERCENTAGE
                                                                              UNDER THE          OF OWNERSHIP
               NAME OF COMPANY                                                 LAWS OF             INTEREST
McDermott International Investments Co., Inc.                                   Panama               100
   McDermott International Project Management, Inc.                             Panama               100
      McDermott Azerbaijan Marine Construction, Inc.                            Panama               100
Creole Insurance Company, Ltd.                                                 Bermuda               100
J. Ray McDermott, S.A.                                                          Panama                64
   Hydro Marine Services, Inc.                                                  Panama               100
   Malmac Sdn. Bhd.                                                            Malaysia              100
   J. Ray McDermott Holdings, Inc.                                             Delaware              100
      J. Ray McDermott, Inc.                                                   Delaware              100
McDermott Incorporated                                                         Delaware               93
   Delta Hudson Engineering Corporation                                        Delaware              100
      Hudson Engineering (Canada), Ltd.                                         Canada               100
          McDermott Engineeers & Constructors (Canada) Ltd.                     Canada               100
   Babcock & Wilcox Investment Company                                         Delaware              100
      The Babcock & Wilcox Company                                             Delaware              100
          Americon                                                             Delaware              100
          Babcock & Wilcox Equity Investments, Inc.                            Delaware              100
            Babcock & Wilcox Jonesboro Power, Inc.                             Delaware              100
            Babcock & Wilcox West Enfield Power, Inc.                          Delaware              100
          Babcock & Wilcox Industries Ltd.                                      Canada               100


The subsidiaries omitted from the foregoing list do not, considered in the aggregated, constitute a significant subsidiary.





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